BROKER-DEALER AGREEMENT

     IT IS HEREBY AGREED by and between NORTH AMERICAN LIFE AND CASUALTY COMPANY (hereinafter referred to as "INSURANCE COMPANY"), a Minnesota Corporation, and NALAC FINANCIAL PLANS, INC. (hereinafter referred to as "BROKER/DEALER"), an Iowa Corporation, as follows:

                                        I
                             BASIS FOR THE AGREEMENT
A.       INSURANCE COMPANY
              INSURANCE COMPANY is a life insurance company licensed to issue various life insurance policies and annuity contracts.

B.       BROKER/DEALER
              BROKER/DEALER is a wholly-owned subsidiary of INSURANCE COMPANY. BROKER/DEALER was organized to function as a broker-dealer registered under the provisions of the Securities Exchange Act of 1934 (hereinafter referred to as the "34 Act") for the sale of certain variable contracts issued by separate accounts of INSURANCE COMPANY. Such variable contracts may be deemed to be securities within the meaning of the Securities Act of 1933 and will be registered thereunder.

C.       PURPOSE OF AGREEMENT
              INSURANCE COMPANY desires BROKER/DEALER to act as the distributor for all of the said variable contracts which require distribution under the auspices of a registered broker-dealer. The parties desire INSURANCE COMPANY to maintain certain accounting books and records of BROKER/DEALER and to send purchasers of such variable contracts required confirmations of transactions on behalf of BROKER/DEALER and to pay any commissions which may be due on sales of such variable contracts to any selling broker-dealers and any registered representative of BROKER/DEALER who are also licensed INSURANCE agents (or agencies) of INSURANCE COMPANY. The parties also desire to make arrangements for adequate facilities and financing for the carrying on of the business of BROKER/DEALER.

                                       II
                             DUTIES OF BROKER/DEALER

A.      REGISTRATION UNDER THE '34 ACT
               BROKER/DEALER shall register itself as a broker-dealer under the provisions of the '34 Act and will secure whatever authorizations, licenses, qualifications, permits and the like as may be necessary to perform its obligations under this agreement in those states requested by INSURANCE COMPANY.

B.      MEMBERSHIP IN THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.
               BROKER/DEALER   shall  apply  for   membership  in  the  National
               Association  of  Securities  Dealers,   Inc.  (NASD),  and  shall
               maintain its membership therein.

C.      RESPONSIBILITY FOR SECURITIES ACTIVITIES
               BROKER/DEALER shall assume full responsibility for the securities activities of all persons engaged directly or indirectly in the variable contract operations of INSURANCE COMPANY, including but not limited to training, supervision and control as contemplated under appropriate provisions of the '34 Act, any regulations thereunder, or by the rules of the NASD. To the extent necessary and appropriate, those persons directly or indirectly involved in such variable contract operations shall be registered representatives or registered principals of BROKER/DEALER as appropriate to their activities.

D.       APPOINTMENT OF REGISTERED PERSONS AND MAINTENANCE OF PERSONNEL RECORDS
              BROKER/DEALER shall have the authority and responsibility for the appointment and registration of those persons who will be registered representatives and registered principals. BROKER/DEALER shall likewise have the responsibility for maintenance of all the appropriate records of such registered person.

E.       MAINTENANCE OF NET CAPITAL
              BROKER/DEALER shall have the authority and responsibility for maintenance of appropriate net capital and for limiting aggregate indebtedness as may be required under the provisions of the '34 Act, any regulations thereunder, or by NASD rules.

F.       REQUIRED REPORTS
              BROKER/DEALER shall have the responsibility for preparation and submission of any reports or other materials required by any regulatory authority having proper jurisdiction.

                                       III
                           DUTIES OF INSURANCE COMPANY

A.        MAINTENANCE OF ACCOUNTING RECORDS
              INSURANCE COMPANY shall be responsible for the maintenance of all books and records in connection with the said variable contracts. Such books and records shall be maintained and preserved in conformity with any requirements under the '34 Act, any regulations thereunder, or under NASD rules to the extent that such requirements are applicable to variable contract operations. All such books and records shall be maintained and held by INSURANCE COMPANY on behalf of and as agent for BROKER/DEALER. All such books and records are, and shall at all times remain, the property of BROKER/DEALER and shall at all times be subject to inspection by duly authorized officers, auditors or representatives of BROKER/DEALER and by the Securities and Exchange Commission, the NASD, or other regulatory authority having proper jurisdiction.

B.       PAYMENT OF COMMISSIONS
              INSURANCE COMPANY shall pay on behalf of BROKER/DEALER all commissions which may be due on sales of such variable contracts to any selling broker-dealers and registered representatives of BROKER/DEALER who are also licensed insurance agents (or agencies) of INSURANCE COMPANY. Such commissions shall be payable from funds made available for such and shall be subject to approval before payment by duly authorized personnel of BROKER/DEALER. The payment of commissions hereunder on behalf of BROKER/DEALER is intended by the parties to be a purely ministerial act by INSURANCE COMPANY and all such payments shall be properly reflected on the books and records maintained on behalf of BROKER/DEALER. In computing any amounts owed to BROKER/DEALER, INSURANCE COMPANY shall take into account any sales loads that may be payable to BROKER/DEALER because of any surrenders of variable products.

C.       CONFIRMATION OF TRANSACTIONS
              INSURANCE COMPANY shall provide that confirmations will be issued on behalf of BROKER/DEALER, acting as agent for INSURANCE COMPANY, regarding all transactions required to be confirmed, and in the form and manner required for such confirmations, under the '34 Act, any regulations thereunder, or by NASD rules.

D.       PROVISION OF CAPITALIZATION
              INSURANCE COMPANY shall provide BROKER/DEALER with adequate capitalization and shall, when needed, supplement such capitalization in amounts sufficient to insure that at all times minimum net capital is available to meet the requirements of the '34 Act, any regulations thereunder or NASD rules.

E.       PAYMENT OF EXPENSES OF BROKER/DEALER
              In the event BROKER/DEALER should expend any of its own funds for any reason, INSURANCE COMPANY shall reimburse BROKER/DEALER upon demand. INSURANCE COMPANY's obligations under the terms of this paragraph shall be limited solely to payment or reimbursement of expenses incurred by BROKER/DEALER in performance of services for INSURANCE COMPANY.

F.       PROVISIONS OF FACILITIES AND PERSONNEL
              INSURANCE COMPANY shall provide BROKER/DEALER with facilities and personnel sufficient to perform BROKER/DEALER's obligations hereunder and to carry on its business in conformity with provisions of the '34 Act, any regulations thereunder or NASD rules.

G.       TERMINATION
              This Agreement may be terminated at any time by either party upon written notice to the other stating the date when such termination shall be effective provided that this Agreement may not be terminated or modified by either party if the effect would be to put BROKER/DEALER out of compliance with the "net-capital" requirements of the '34 Act. In addition, no default of any kind shall have the effect of terminating this Agreement unless such termination is subject to this termination provision.

              EXECUTED at Minneapolis, Minnesota effective
               November 19, 1987.
                           INSURANCE COMPANY
                           NORTH AMERICAN LIFE AND CASUALTY COMPANY
                           By: /s/ LOWELL ANDERSON
                                   Its President

                           BROKER/DEALER
                           NALAC FINANCIAL PLANS, INC.
                           By: /s/ THOMAS B. CLIFFORD
                               Its Executive Vice-President

[AMENDMENT #1]
                      AMENDMENT TO BROKER/DEALER AGREEMENT


WHEREAS, North American Life and Casualty Company has changed its name to Allianz Life Insurance Company of North America; and

WHEREAS, NALAC Financial Plans, Inc. has changed its name to USAIlianz Investor Services, LLC;

NOW, THEREFORE, the Broker/Dealer Agreement dated November 19, 1987 by and between North American Life and Casualty Company (hereinafter referred to as "Insurance Company"), a Minnesota Corporation, and NALAC Financial Plans, Inc_ (hereinafter referred to as "Broker/Dealer"), an Iowa Corporation, hereby agree to amend the Broker/Dealer Agreement as follows:

1. The name of the "Insurance Company" is changed to Allianz Life Insurance Company of North America.

2. The name of the "Broker/Dealer" is changed to USAIlianz Investor Services, LLC.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Broker/Dealer Agreement as of April 12, 2000.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

  By: /s/ Suzanne M. Pepin
  Name: Suzanne J. Pepin
  Title: Vice President & Secretary

USALLIANZ INVESTOR SERVICES, LLC

  By: /s/ Thomas B Clifford
  Name: Thomas B Clifford
  Title: Vice President

[AMENDMENT #2]

                  SECOND AMENDMENT TO BROKER/DEALER AGREEMENT


The Broker Dealer Agreement dated November 19, 1987 by and between Allianz Life Insurance Company of North America (formerly known as North American Life and Casualty Company) and USAIIianz Investor Services, LLC (formerly known as NALAC Financial Plans, Inc.), as amended by the amendment dated April 12, 2000, is hereby amended by adding the following paragraph under the Section entitled "DUTIES OF INSURANCE COMPANY":


RECEIPT OF SERVICE FEES AND DISTRIBUTION FEES

INSURANCE COMPANY, as agent for BROKER/DEALER, shall receive and apply for any permissible purposes, any service fees or distribution fees payable to BROKER/DEALER. The receipt of such fees on behalf of BROKER/DEALER is intended by the parties to be a purely ministerial act by INSURANCE COMPANY and any and all such fees shall be properly reflected on the books and records maintained on behalf of BROKER/DEALER. INSURANCE COMPANY shall, upon request by BROKER/DEALER, provide documentation of the receipt and application of such fees.


IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the Broker/Dealer Agreement as of September 30, 2002.


ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By /s/ TRACY GARDNER
Name TRACY GARDNER
Title Vice President

USALLIANZ INVESTOR SERVICES, LLC

By /s/ MICHAEL M. AHLES
Name MICHAEL M. AHLES
Title SVP, TREASURER

[AMENDMENT #3]

                   THIRD AMENDMENT TO BROKER/DEALER AGREEMENT

     THIS THIRD AMENDMENT TO BROKER DEALER AGREEMENT (the third Amendment") is entered into as of the 1st day of October 2003 ((he "Effective Date") by and between Allianz Life Insurance Company of North America, a Minnesota corporation ("insurance Company"), and USAllianz Investor Services, LLC, a Minnesota limited liability company wholly owned by Insurance Company ("Broker/Dealer").

                                   WITNESSETH:

         WHEREAS, Insurance Company and Broker/Dealer entered into that certain Broker-Dealer Agreement dated November 19, 1987 (the "Agreement") as amended by an Amendment to Broker/Dealer Agreement dated April 12, 2000 (the "First Amendment") and a Second Amendment to Broker/Dealer Agreement dated September 30, 2002 (the "Second Amendment"); and

         WHEREAS, the Agreement as amended by the First Amendment and the Second Amendment shall hereinafter be referred to as the "Amended Agreement"; and

         WHEREAS, Insurance Company and Broker/Dealer desire to further amend the Amended Agreement in the manner set forth below by executing this Third Amendment;

         NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Insurance Company and Broker/Dealer hereby agree as follows:

         1. DEFINITION OF TERMS. All capitalized terms not defined herein shall have the meanings ascribed to them in the Amended Agreement. The following terms shall have the meanings set forth below:

                  "12b-1 Fees" shall have the meaning set forth in the ICA.

                  "Accounts Receivable" means any receivables Broker/Dealer records on its books to reflect any 12b-I Fees owed to Broker/Dealer by any Investment Company relative to any products manufactured by Insurance Company or Allianz Life Insurance Company of New York, as the case may be.

                   "Cash  Receipts"  means any payments  Broker/Dealer  receives
          from  any  Investment   Company  in   satisfaction   of  the  Accounts
          Receivable.

                  "ICA" means the  Investment  Company  Act of 1940,  as amended
          from  time  to  time,  and  the  rules  and  regulations   promulgated
          thereunder.

               "Investment Company" means an investment company registered under the ICA.

          2. PAYMENT OF EXPENSES OF BROKER/DEALER. Paragraph E of section III of the Amended Agreement shall be amended and restated in its entirety as follows:

                 "E. PAYMENT OF EXPENSES OF BROKER/DEALER. In the event BROKER/DEALER should expend any of its own funds for any reason including, but not limited to, the payment of any of the expenses set forth on the schedule attached hereto ("Schedule A"), INSURANCE COMPANY shall reimburse BROKER/DEALER immediately upon receipt of written demand for payment of such expenses from BROKER/DEALER. Notwithstanding the generality of the foregoing, INSURANCE COMPANY'S obligations under this Paragraph E shall be limited solely to payment or reimbursement of expenses incurred by BROKER/DEALER in the performance of services for INSURANCE COMPANY or Allianz Life Insurance Company of New York, as the case may be."

         3. PAYMENT OF FEES TO INSURANCE COMPANY. Paragraphs F and G OF section III of the Amended Agreement shall be changed to "G" and "H", respectively, and a new Paragraph F stating the following shall be inserted immediately following Paragraph E of section Ill:

                 "F. PAYMENT OF FEES TO INSURANCE COMPANY. BROKER/DEALER shall transfer to INSURANCE COMPANY all of BROKER/DEALER's rights, title and interest in and to all Accounts Receivable immediately following the recording of such Accounts Receivable in BROKER/DEALER's accounting records to the extent the aggregate amount OF all such Accounts Receivable recorded by BROKER/DEALER during any fiscal year of
         BROKER/DEALER is equal to or less than the aggregate amount of distribution and marketing expenses paid by INSURANCE COMPANY on behalf of BROKER/DEALER during such fiscal year. BROKER/DEALER shall also transfer to INSURANCE COMPANY all Cash Receipts immediately following BROKER/DEALER's receipt of such Cash Receipts."

          4. GOVERNING LAW. This Third Amendment shall be governed by and construed in accordance with the Iaws of the State of Minnesota.

        IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Third Amendment as OF the EFFECTIVE Dale.

                         ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

                         By /s/ CHRISTOPHER H PINKERTON
                                Its Senior Vice President

                          USALLIANZ INVESTOR SERVICES, LLC

                         By /s/ MICHAEL M AHLES
                                Its Sr. VP & Treasurer

                                   SCHEDULE A

EXPENSES RELATING TO ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

COMMISSIONS
All commission expense related to the sale of Allianz Life Variable Annuity & Life products.

EXPENSES RELATING TO ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA AND ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

SALES COST CENTER
The external wholesalers primary function is to sell our products through registered representative (Rep) visits, phone calls, and workshops. All external wholesaler expenses are directly attributable to the distribution of products thus, 100% of the external wholesaler expenses are allocated to the Broker/Dealer.

SALES SUPPORT COST CENTER
The Sales Support Cost Center supports the external wholesalers by taking incoming phone calls from Reps, registering Reps for USAllianz workshops, making follow up calls to Reps, & updating representative information in our system. All of these activities are directly attributable to the distribution of products, thus 100% of the Sales Support expenses are allocated to the Broker/Dealer.

KEY ACCOUNTS COST CENTER
The Key Accounts Cost Center develops relationships with outside Broker/Dealer's in order to get product approval for our wholesalers to visit their Reps, promote USAllianz at seminars, promote CE programs and Academy workshops, and provide leads to wholesalers. All of these activities are directly attributable to the distribution of products, thus 100% of Key Account expenses are allocated to the Broker Dealer_

ACADEMY COST CENTER
The Academy Cost Center conducts workshops for Reps of USAllianz which provide CE credits and information about USAllianz products. These activities are directly attributable to the distribution of products, thus 100% of the Academy's expenses are 100% allocated to the Broker/Dealer.

TRAINING COST CENTER
The Training Cost Center is responsible for training the new wholesalers, existing wholesalers, and the Sales Support employees. These activities are directly attributable to the distribution of products, thus 100% of Training expenses are allocated to the Broker/Dealer.

FINANCIAL COST CENTER
2% OF the Financial Cost Center is allocated to the Broker/Dealer as one fourth OF a full time accountant (market price point is $47K) is spent on calculating wholesaler commissions, supporting the wholesalers with expense management questions and recording and reporting the financial results of the Broker Dealer.

ITS COST CENTER
The ITS Support Team provides ITS support for TeamPoint (Distribution System) which is used by our sales force. This includes providing technical support to the external Sales employees and the agency/licensing system as well as writing programs for wholesalers that have special tracking needs. 1/2 of Director of Business Systems time and 100% of ITS Support Manager and the 6 employees reporting to him make up 78% of the ITS Support Team in the ITS cost center. The activities of the ITS Support Team directly support the distribution of the products, thus 78% of the total Cost Center expenses, with the exception of Fixed IS Consulting and DVFS (USAllianz Service Center) project fees, are allocated to the Broker/Dealer. Fixed IS Consulting is allocated at 14% of total Consulting expenses as one external consultant supports the distribution 100% and the fee for this consultant makes up 14% OF the total consulting fees. DVFS project fees are allocated 100% to Allianz LIFE as the project fees are not directly related to the distribution of products.

BUSINESS DEVELOPMENT COST CENTER
The Production Support Team is responsible for providing various territory reports on production, Reps, & appointments, TeamPoint Administration, and generating distribution lists for workshops. The Production Support Manager & the 7 employees in the Production Support team make up 53% of the cost center. The activities of the Production Support Team, with the exception of Maintenance & Licensing, are directly attributable to the distribution of the products, thus 53% of the cost center expenses are allocated to the Broker/Dealer. Maintenance & Licensing, which is allocated 100% to Allianz Life for DST FanMail fees, is not related to the distribution of products.

SR. MANAGEMENT COST CENTER
USAllianz Sr. Management Cost Center manages all the activities for the USAllianz Division OF Allianz Life.

o Sr. VP of Sales and the Sales assistant manages Sales Support, Training, and the Academy.
o    VP of Sales manages the workshops, Sales Support, & Training.
o    Sr. VP of Marketing manages Key Accounts.
o President of USAllianz oversees 6 people with 2.75 of them allocated to the Broker/Dealer.
o    CFO spends 10% of his time working on distribution activity.

The above positions, related to the distribution of our investment products, represent 42% of the total salary expense in the Sr. Management Cost Center. All other expenses in the Sr. Management Cost Center, with the exception of Special Agency Meetings & O/S Consulting, directly reflect the activities of the Sr. Management team, thus are allocated at 42% to the Broker/Dealer. Special Agency Meetings & O/S Consulting, which is 100% allocated to Allianz Life, is not related to the distribution of products.